Exhibit 99.1

VIVINT SOLAR ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

Cost per Watt Improved to $2.85

$200 million in Tax Equity Commitments

Revenue Increased 84% Year-over-Year

LEHI, Utah, November 8, 2016 -- Vivint Solar (NYSE: VSLR) today announced financial results for the third quarter ended September 30, 2016.

In addition, yesterday the company announced future tax equity commitments of $200 million representing approximately 123 MWs in new solar energy systems installations.

Third Quarter 2016 Operating Highlights

Key operating and development highlights for the quarter ended September 30, 2016 include:

•	MW Booked of approximately 59 megawatts (MWs) for the quarter.

•	MW Installed of approximately 59 MWs. Total cumulative MWs installed were approximately 634 MWs.

•	Installations were 8,266 for the quarter. Cumulative installations were 93,138.

•	Estimated Nominal Contracted Payments Remaining increased by approximately $177 million during the quarter and was approximately $2.4 billion.

•	Estimated Retained Value increased by approximately $113 million during the quarter to approximately $1.2 billion.

•	Estimated Retained Value per Watt was $1.96.

•	Cost per Watt was $2.85, improved from $2.94 in the second quarter of 2016 and improved from $3.12 in the third quarter of 2015.

Third Quarter 2016 GAAP Financial Results

Summary GAAP financial results for the quarter ended September 30, 2016 include:

•

Operating Leases and Incentives Revenue was $33.4 million, up from $21.8 million in the third quarter of the prior year. Total revenue for the quarter was $41.3 million, up from $22.5 million in the third quarter of the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $39.3 million, up from $37.6 million in the same period of 2015.

•	Total Operating Expenses, including cost of revenue, were $74.6 million, compared to $76.9 million in the third quarter of 2015.

•	Loss from Operations was $33.3 million compared to $54.4 million in the same period of 2015.

•	GAAP Net Income Available (Loss Attributable) to Stockholders per Diluted Share was $0.15, up from $0.00 in the third quarter of 2015.

•

Non-GAAP Loss Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($0.36), up from ($0.47) in the same period of 2015. See below for a further discussion of Non-GAAP Loss per Share.

•	Cash and Cash Equivalents as of September 30, 2016 were $113.0 million.

Financing Activity

As of September 30, 2016, the company had $226.5 million in undrawn capacity in the aggregation facility, $100 million in undrawn capacity in the Subordinated HoldCo credit facility, and approximately 10 MWs of installation capacity remaining in its investment funds. Subsequent to quarter end, the company received $200 million of tax equity commitments for three new tax equity partnerships. The company estimates that these tax equity commitments will support investments in solar energy systems with a total value of over $480 million and will enable the company to install approximately 123 megawatts of residential solar energy systems. These tax equity commitments are subject to customary conditions.

About Vivint Solar

Vivint Solar is a leading provider of distributed solar energy – electricity generated by a solar energy system installed at a customer's location – to residential customers in the United States. Vivint Solar's customers pay little to no money upfront, typically receive significant savings relative to utility generated electricity and continue to benefit from guaranteed energy prices over the 20-year term of their contracts. Vivint Solar finances, designs, installs, monitors and services the solar energy systems for its customers. Vivint Solar also sells solar energy systems; customers can pay cash or finance the purchase through one of Vivint Solar's industry-leading finance partners. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s growth prospects, and operating and financial results such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt, estimated shares outstanding, the capacity of solar energy systems expected to be installed, estimated total revenue, and estimated total operating expenses and the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs and state incentives, that affect the pricing of our offering; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the

SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.vivintsolar.com

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$113,037	$92,213
Accounts receivable, net	12,080	3,636
Inventories	6,522	631
Prepaid expenses and other current assets	19,422	17,078
Total current assets	151,061	113,558
Restricted cash and cash equivalents	23,469	15,035
Solar energy systems, net	1,389,946	1,102,157
Property and equipment, net	26,176	48,168
Intangible assets, net	1,559	2,031
Goodwill	—	36,601
Prepaid tax asset, net	399,809	277,496
Other non-current assets, net	15,823	14,024
TOTAL ASSETS	$2,007,843	$1,609,070
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$48,775	$49,986
Accounts payable—related party	425	1,905
Distributions payable to non-controlling interests and redeemable non-controlling interests	16,439	11,347
Accrued compensation	24,490	13,758
Current portion of deferred revenue	14,754	4,968
Current portion of capital lease obligation	5,451	5,489
Accrued and other current liabilities	27,378	29,017
Total current liabilities	137,712	116,470
Capital lease obligation, net of current portion	6,756	10,055
Long-term debt	675,978	415,850
Deferred tax liability, net	341,231	216,033
Deferred revenue, net of current portion	36,914	43,304
Other non-current liabilities	9,824	28,565
Total liabilities	1,208,415	830,277
Commitments and contingencies
Redeemable non-controlling interests	137,931	169,541
Stockholders' equity:
Common stock	1,099	1,066
Additional paid-in capital	538,123	530,646
Accumulated other comprehensive income	429	—
Accumulated deficit	(14,921)	(12,769)
Total stockholders' equity	524,730	518,943
Non-controlling interests	136,767	90,309
Total equity	661,497	609,252
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$2,007,843	$1,609,070

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Operating leases and incentives	$33,394	$21,781	$80,033	$45,662
Solar energy system and product sales	7,868	693	13,363	2,492
Total revenue	41,262	22,474	93,396	48,154
Operating expenses:
Cost of revenue—operating leases and incentives	39,268	37,624	115,566	94,799
Cost of revenue—solar energy system and product sales	6,468	470	10,606	1,384
Sales and marketing	8,617	12,051	32,078	37,181
Research and development	842	1,047	2,218	2,549
General and administrative	19,022	21,954	60,006	71,948
Amortization of intangible assets	342	3,711	762	11,195
Impairment of goodwill and intangible assets	—	—	36,601	4,506
Total operating expenses	74,559	76,857	257,837	223,562
Loss from operations	(33,297)	(54,383)	(164,441)	(175,408)
Interest expense	9,361	3,351	22,539	8,208
Other (income) expense	(434)	26	(95)	399
Loss before income taxes	(42,224)	(57,760)	(186,885)	(184,015)
Income tax (benefit) expense	(2,959)	(7,448)	10,245	15,977
Net loss	(39,265)	(50,312)	(197,130)	(199,992)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(55,961)	(50,780)	(194,978)	(226,262)
Net income available (loss attributable) to common stockholders	$16,696	$468	$(2,152)	$26,270
Net income available (loss attributable) per share to common stockholders:
Basic	$0.15	$0.00	$(0.02)	$0.25
Diluted	$0.15	$0.00	$(0.02)	$0.24
Weighted-average shares used in computing net income available (loss attributable) per share to common stockholders:
Basic	108,692	106,492	107,516	105,932
Diluted	113,344	110,223	107,516	109,694

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(39,265)	$(50,312)	$(197,130)	$(199,992)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,500	7,018	32,376	16,771
Amortization of intangible assets	342	3,711	762	11,195
Impairment of goodwill and intangible assets	—	—	36,601	4,506
Deferred income taxes	41,075	23,277	124,912	77,480
Stock-based compensation	3,678	2,596	6,145	23,206
Loss on solar energy systems and property and equipment	4,317	1,169	4,576	1,169
Non-cash interest and other expense	1,966	885	4,963	2,557
Gain on ineffective portion of cash flow hedge	(258)	—	(258)	—
Reduction in lease pass-through financing obligation	(1,613)	—	(3,279)	—
Excess tax effects from stock-based compensation	(299)	—	(1,280)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(140)	(41)	(8,444)	(3,627)
Inventories	(2,655)	(130)	(5,891)	302
Prepaid expenses and other current assets	(2,209)	1,246	98	1,498
Prepaid tax asset, net	(35,273)	(48,758)	(122,313)	(135,951)
Other non-current assets, net	(961)	(762)	(4,255)	(990)
Accounts payable	1,742	5,519	664	6,570
Accounts payable—related party	(68)	(434)	(1,480)	(588)
Accrued compensation	3,696	102	8,334	3,713
Deferred revenue	2,222	23,010	3,396	25,761
Accrued and other liabilities	(3,955)	10,858	(2,377)	21,785
Net cash used in operating activities	(15,158)	(21,046)	(123,880)	(144,635)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(106,651)	(149,624)	(318,273)	(383,674)
Payments for property and equipment, net	(490)	(1,880)	(2,004)	(5,282)
Change in restricted cash and cash equivalents	(3,917)	(524)	(8,434)	(6,656)
Purchase of intangible assets	—	(1,346)	(291)	(1,675)
Net cash used in investing activities	(111,058)	(153,374)	(329,002)	(397,287)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	53,885	63,288	237,148	232,071
Distributions paid to non-controlling interests and redeemable non- controlling interests	(10,417)	(6,457)	(22,230)	(17,146)
Proceeds from long-term debt	355,551	44,500	500,257	148,000
Payments on long-term debt	(220,250)	—	(224,400)	—
Payments for debt issuance costs	(10,544)	—	(16,774)	(3,078)
Proceeds from lease pass-through financing obligation	557	4,005	1,417	4,005
Principal payments on capital lease obligations	(1,298)	(1,530)	(4,357)	(3,600)
Proceeds from issuance of common stock	2,155	60	2,645	648
Excess tax effects from stock-based compensation	—	85	—	1,717
Payments for deferred offering costs	—	—	—	(589)
Net cash provided by financing activities	169,639	103,951	473,706	362,028
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	43,423	(70,469)	20,824	(179,894)
CASH AND CASH EQUIVALENTS—Beginning of period	69,614	152,224	92,213	261,649
CASH AND CASH EQUIVALENTS—End of period	$113,037	$81,755	$113,037	$81,755

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015

Installations	8,266	8,641	8,658
Megawatts installed	58.8	61.4	60.5
Cumulative installations	93,138	84,872	60,116
Cumulative megawatts installed	634.0	575.2	400.4
Estimated nominal contracted payments remaining (in millions)	$2,432.2	$2,255.3	$1,656.5
Estimated retained value under energy contract (in millions)	$948.3	$862.0	$616.6
Estimated retained value of renewal (in millions)	$280.0	$252.9	$176.0
Estimated retained value (in millions)	$1,228.3	$1,115.0	$792.6
Estimated retained value per watt	$1.96	$1.95	$1.98

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contract as of September 30, 2016, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in millions):

	4%	6%	8%
Estimated retained value under energy contract	$1,142.2	$948.3	$797.5
Estimated retained value of renewal	444.2	280.0	178.4
Total estimated retained value	$1,586.4	$1,228.3	$975.9

Non-GAAP Earnings per Share (EPS) Before Noncontrolling Interests

We report GAAP EPS, which is based upon net income available (loss attributable) to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. Additionally, we have excluded the effect of the goodwill impairment for the nine months ended September 30, 2016 as it is a non-cash, non-recurring event that is not representative of our ongoing business. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.36) and ($1.49) for the three and nine months ended September 30, 2016.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	September 30, 2016		September 30, 2015
	Net Loss	EPS	Net Loss	EPS
Net income available (loss attributable) to common stockholders	$16,696	$0.15	$468	$0.00
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(55,961)	(0.51)	(50,780)	(0.47)
Non-GAAP net loss	$(39,265)	$(0.36)	$(50,312)	$(0.47)
Weighted-average shares used in computing net loss per share		108,692		106,492

	Nine Months Ended
	September 30, 2016		September 30, 2015
	Net Loss	EPS	Net Loss	EPS
Net income available (loss attributable) to common stockholders	$(2,152)	$(0.02)	$26,270	$0.25
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(194,978)	(1.81)	(226,262)	(2.14)
Impairment of goodwill	36,601	$0.34	—	$—
Non-GAAP net loss	$(160,529)	$(1.49)	$(199,992)	$(1.89)
Weighted-average shares used in computing net loss per share:		107,516		105,932

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for Energy Contracts.

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Investor Contact:

Rob Kain
Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Media Contact:

Helen Langan

Director of Public Relations
385-202-6577

pr@vivintsolar.com

Agency Contact:

Ashlyn Hewlett

Method Communications

801-461-9772

ashlyn@methodcommunications.com